EXHIBIT 10.15
THIRD AMENDMENT TO THE
AMGEN INC. SUPPLEMENTAL RETIREMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE OCTOBER 16, 2013
The Amgen Inc. Supplemental Retirement Plan, as Amended and Restated Effective October 16, 2013 (the “Plan”), is hereby amended, effective October 20, 2021, as follows:
1.Section 2.27 is amended by adding the following at the end thereof:
If you were employed by Five Prime Therapeutics, Inc. or any affiliate of Five Prime Therapeutics, Inc. (collectively “Five Prime”) immediately preceding the Closing Date (as defined in the Agreement and Plan of Merger by and among Amgen Inc., Franklin Acquisition Sub, Inc. and Five Prime Therapeutics, Inc., Dated as of March 4, 2021) and effective as of the Closing Date, your employment continues with Five Prime or you transition to employment with the Company, then for purposes of calculating your Years of Service under the Plan, you will receive credit for your years of service with Five Prime and with Five Prime-recognized predecessors prior to the Closing Date.
If you were employed by Teneobio, Inc. or any affiliate of Teneobio, Inc. (collectively “Teneobio”) immediately preceding the Closing Date (as defined in the Agreement and Plan of Merger by and among Amgen Inc., Tuxedo Merger Sub, Inc., Teneobio, Inc. and Fortis Advisors LLC, Dated as of July 27, 2021) and effective as of the Closing Date, your employment continues with Teneobio or you transition to employment with the Company, then for purposes of calculating your Years of Service under the Plan, you will receive credit for your years of service with Teneobio and with Teneobio-recognized predecessors prior to the Closing Date.
To record this Third Amendment to the Plan as set forth herein, the Company has caused its authorized officer to execute this document this 25th day of October, 2021.
AMGEN INC.
By:     /s/ Lori A. Johnston
Name: Lori A. Johnston
Title: Executive Vice President, Human Resources